Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Unless otherwise indicated, General Motors Company's (GM) non-GAAP measures are related to our continuing operations and not our discontinued operations. GM's non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less income (loss) from discontinued operations on an after-tax basis, adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of capital leases; average net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period. Adjustments to the average equity balances exclude assets and liabilities classified as either assets held for sale or liabilities held for sale.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from continuing operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Operating segments
GM North America (GMNA)	$3,022	$2,670	$4,918	$4,903
GM International (GMI)	(48)	143	(17)	332
GM Cruise	(279)	(154)	(448)	(320)
GM Financial(a)	536	536	895	979
Total operating segments	3,231	3,195	5,348	5,894
Corporate and eliminations(b)	(219)	(3)	(26)	(92)
EBIT-adjusted	3,012	3,192	5,322	5,802
Adjustments
Transformation activities(c)	(361)	—	(1,151)	—
GM Brazil indirect tax recoveries(d)	380	—	1,237	—
GMI restructuring(e)	—	(196)	—	(1,138)
Total adjustments	19	(196)	86	(1,138)
Automotive interest income	106	72	204	136
Automotive interest expense	(195)	(159)	(376)	(309)
Income tax expense	(524)	(519)	(661)	(985)
Income from continuing operations(f)	2,418	2,390	4,575	3,506
Loss from discontinued operations, net of tax(g)	—	—	—	70
Net income attributable to stockholders	$2,418	$2,390	$4,575	$3,436
__________

(a)	GM Financial amounts represent earnings before income taxes-adjusted.

(b)
GM's automotive operations' interest income and interest expense, Maven, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe (the Opel/Vauxhall Business), which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

(c)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges and accelerated depreciation in the three months ended June 30, 2019 and accelerated depreciation and supplier-related charges in the six months ended June 30, 2019.

(d)	These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(e)
These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of employee separation charges and asset impairments in Korea.

(f)	Net of Net loss attributable to noncontrolling interests.

(g)	Represents the results of the Opel/Vauxhall Business and our European financing subsidiaries and branches (the Fincos, and together with the Opel/Vauxhall Business, the European Business).

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions):

	Three Months Ended
	June 30,		March 31,		December 31,		September 30,
	2019	2018	2019	2018	2018	2017	2018	2017
Net income (loss) attributable to stockholders	$2,418	$2,390	$2,157	$1,046	$2,044	$(5,151)	$2,534	$(2,981)
Loss from discontinued operations, net of tax	—	—	—	70	—	277	—	3,096
Income tax expense (benefit)	524	519	137	466	(611)	7,896	100	2,316
Automotive interest expense	195	159	181	150	185	145	161	151
Automotive interest income	(106)	(72)	(98)	(64)	(117)	(82)	(82)	(59)
Adjustments
Transformation activities(a)	361	—	790	—	1,327	—	—	—
GM Brazil indirect tax recoveries(b)	(380)	—	(857)	—	—	—	—	—
GMI restructuring(c)	—	196	—	942	—	—	—	—
Ignition switch recall and related legal matters(d)	—	—	—	—	—	—	440	—
Total adjustments	(19)	196	(67)	942	1,327	—	440	—
EBIT-adjusted	$3,012	$3,192	$2,310	$2,610	$2,828	$3,085	$3,153	$2,523
________

(a)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges and accelerated depreciation in the three months ended June 30, 2019, accelerated depreciation in the three months ended March 31, 2019 and employee separation charges and accelerated depreciation in the three months ended December 31, 2018.

(b)	These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(c)
These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of employee separation charges and asset impairments in Korea.

(d)	This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Six Months Ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,381	$1.66	$2,375	$1.66	$4,500	$3.13	$3,407	$2.38
Diluted loss per common share – discontinued operations	—	—	—	—	—	—	70	0.05
Adjustments(a)	(19)	(0.01)	196	0.14	(86)	(0.06)	1,138	0.80
Tax effect on adjustment(b)	(9)	(0.01)	20	0.01	(41)	(0.03)	20	0.01
EPS-diluted-adjusted	$2,353	$1.64	$2,591	$1.81	$4,373	$3.04	$4,635	$3.24
________

(a)	Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details.

(b)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Six Months Ended
	June 30, 2019			June 30, 2018			June 30, 2019			June 30, 2018
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$2,927	$524	17.9%	$2,885	$519	18.0%	$5,209	$661	12.7%	$4,461	$985	22.1%
Adjustments(a)	(16)	9		237	(20)		(83)	41		1,179	(20)
ETR-adjusted	$2,911	$533	18.3%	$3,122	$499	16.0%	$5,126	$702	13.7%	$5,640	$965	17.1%
________

(a)
Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details. Net income attributable to noncontrolling interests included for these adjustments is insignificant in the three and six months ended June 30, 2019 and $41 million in the three and six months ended June 30, 2018. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	June 30, 2019	June 30, 2018
Net income (loss) attributable to stockholders	$9.2	$(4.7)
Average equity(a)	$41.1	$37.2
ROE	22.3%	(12.6)%
________

(a)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	June 30, 2019	June 30, 2018
EBIT-adjusted(a)	$11.3	$11.4
Average equity(b)	$41.1	$37.2
Add: Average automotive debt and interest liabilities (excluding finance leases)	14.9	13.5
Add: Average automotive net pension & OPEB liability	16.9	19.9
Less: Average automotive and other net income tax asset	(23.1)	(24.5)
ROIC-adjusted average net assets	$49.8	$46.1
ROIC-adjusted	22.7%	24.7%
________

(a)	Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted.

(b)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by operating activities from continuing operations under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net automotive cash provided by operating activities	$3,813	$3,986	$1,606	$2,923
Less: Capital expenditures	(1,435)	(2,065)	(3,428)	(4,305)
Add: Transformation activities	172	—	487	—
Add: GMI restructuring	—	676	9	676
Less: GM Brazil indirect tax recoveries	(16)	—	(16)	—
Adjusted automotive free cash flow	$2,534	$2,597	$(1,342)	$(706)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2019
Net sales and revenue	$28,324	$4,047	$54		$32,425	$25	$3,639	$(29)	$36,060
Expenditures for property	$1,268	$166	$1	$—	$1,435	$19	$8	$—	$1,462
Depreciation and amortization	$1,409	$119	$13	$—	$1,541	$7	$1,848	$—	$3,396
Impairment charges	$8	$3	$—	$—	$11	$—	$—	$—	$11
Equity income(a)	$2	$233	$(6)	$—	$229	$—	$42	$—	$271

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Eliminations	Total
Three Months Ended June 30, 2018
Net sales and revenue	$28,501	$4,758	$50		$33,309	$—	$3,488	$(37)	$36,760
Expenditures for property	$1,835	$229	$2	$(1)	$2,065	$—	$14	$—	$2,079
Depreciation and amortization	$1,114	$137	$13	$—	$1,264	$2	$1,833	$—	$3,099
Impairment charges	$28	$2	$—	$—	$30	$—	$—	$—	$30
Equity income(a)	$3	$589	$—	$—	$592	$—	$45	$—	$637

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2019
Net sales and revenue	$55,689	$7,897	$100		$63,686	$50	$7,259	$(57)	$70,938
Expenditures for property	$2,969	$458	$1	$—	$3,428	$23	$25	$—	$3,476
Depreciation and amortization	$3,478	$246	$25	$—	$3,749	$9	$3,747	$—	$7,505
Impairment charges	$15	$3	$—	$—	$18	$—	$—	$—	$18
Equity income(a)	$4	$607	$(13)	$—	$598	$—	$87	$—	$685

	GMNA	GMI	Corporate	Eliminations	Total Automotive	GM Cruise	GM Financial	Eliminations	Total
Six Months Ended June 30, 2018
Net sales and revenue	$56,319	$9,606	$99		$66,024	$—	$6,899	$(64)	$72,859
Expenditures for property	$3,899	$391	$16	$(1)	$4,305	$12	$34	$—	$4,351
Depreciation and amortization	$2,223	$290	$24	$—	$2,537	$3	$3,656	$—	$6,196
Impairment charges	$53	$461	$—	$—	$514	$—	$—	$—	$514
Equity income(a)	$5	$1,183	$—	$—	$1,188	$—	$97	$—	$1,285
________

(a)
Includes Automotive China equity income of $235 million and $592 million in the three months ended June 30, 2019 and 2018 and $611 million and $1.2 billion in the six months ended June 30, 2019 and 2018.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the six months ended June 30, 2019, 34.1% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GMNA	870	923	1,729	1,816
GMI	259	281	495	547
Total	1,129	1,204	2,224	2,363

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
United States
Chevrolet – Cars	90	126	190	247
Chevrolet – Trucks	248	261	446	484
Chevrolet – Crossovers	161	141	316	288
Cadillac	40	39	76	76
Buick	55	53	107	110
GMC	153	138	277	269
Total United States	747	758	1,412	1,474
Canada, Mexico and Other	129	154	239	265
Total North America	876	912	1,651	1,739
Asia/Pacific, Middle East and Africa
Chevrolet	225	230	445	447
Wuling	251	252	517	541
Buick	198	230	423	502
Baojun	136	199	305	443
Cadillac	68	51	114	108
Other	22	27	43	51
Total Asia/Pacific, Middle East and Africa	900	989	1,847	2,092
South America(a)	163	164	318	331
Total in GM markets	1,939	2,065	3,816	4,162
Total Europe	1	1	2	2
Total Worldwide	1,940	2,066	3,818	4,164
_______

(a)	Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
SAIC General Motors Sales Co., Ltd.	372	411	754	868
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	382	447	814	976

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Market Share
United States – Cars	8.1%	10.3%	8.8%	10.6%
United States – Trucks(a)	30.1%	33.6%	29.2%	32.8%
United States – Crossovers(a)	13.7%	11.7%	14.1%	12.9%
Total United States	16.3%	16.5%	16.3%	16.7%
Total North America	15.8%	16.1%	15.7%	16.2%
Total Asia/Pacific, Middle East and Africa	7.8%	8.4%	7.9%	8.7%
Total South America	15.1%	14.5%	15.3%	15.0%
Total GM Market	10.7%	11.1%	10.6%	11.3%
Total Worldwide	8.3%	8.6%	8.3%	8.8%

United States fleet sales as a percentage of retail vehicle sales	23.1%	22.1%	24.0%	22.5%

North America capacity two shift utilization	98.1%	102.8%	96.8%	100.9%
________

(a)	Certain industry vehicles have been reclassified between these vehicle segments. GM vehicles were not impacted by this change. The prior period has been recast to reflect the changes.

General Motors Company and Subsidiaries

Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018
	Automotive	GM Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	GM Cruise	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$32,425	$25	$—	$(25)	$32,425	$33,309	$—	$—	$(34)	$33,275
GM Financial	—	—	3,639	(4)	3,635	—	—	3,488	(3)	3,485
Total net sales and revenue	32,425	25	3,639	(29)	36,060	33,309	—	3,488	(37)	36,760
Costs and expenses
Automotive and other cost of sales	28,036	292	—	(1)	28,327	29,948	157	—	(34)	30,071
GM Financial interest, operating and other expenses	—	—	3,145	(1)	3,144	—	—	2,997	(1)	2,996
Automotive and other selling, general and administrative expense	2,055	47	—	—	2,102	2,219	(3)	—	—	2,216
Total costs and expenses	30,091	339	3,145	(2)	33,573	32,167	154	2,997	(35)	35,283
Operating income (loss)	2,334	(314)	494	(27)	2,487	1,142	(154)	491	(2)	1,477
Automotive interest expense	195	—	—	—	195	161	1	—	(3)	159
Interest income and other non-operating income, net	320	21	—	23	364	931	—	—	(1)	930
Equity income	229	—	42	—	271	592	—	45	—	637
Income (loss) before income taxes	$2,688	$(293)	$536	$(4)	2,927	$2,504	$(155)	$536	$—	2,885
Income tax expense					524					519
Income from continuing operations					2,403					2,366
Loss from discontinued operations, net of tax					—					—
Net income					2,403					2,366
Net loss attributable to noncontrolling interests					15					24
Net income attributable to stockholders					$2,418					$2,390

Net income attributable to common stockholders					$2,381					$2,375

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
	Automotive	GM Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	GM Cruise	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$63,686	$50	$—	$(50)	$63,686	$66,024	$—	$—	$(58)	$65,966
GM Financial	—	—	7,259	(7)	7,252	—	—	6,899	(6)	6,893
Total net sales and revenue	63,686	50	7,259	(57)	70,938	66,024	—	6,899	(64)	72,859
Costs and expenses
Automotive and other cost of sales	56,071	487	—	(2)	56,556	60,009	305	—	(59)	60,255
GM Financial interest, operating and other expenses	—	—	6,451	(1)	6,450	—	—	6,017	(7)	6,010
Automotive and other selling, general and administrative expense	4,135	66	—	—	4,201	4,573	15	—	—	4,588
Total costs and expenses	60,206	553	6,451	(3)	67,207	64,582	320	6,017	(66)	70,853
Operating income (loss)	3,480	(503)	808	(54)	3,731	1,442	(320)	882	2	2,006
Automotive interest expense	379	—	—	(3)	376	313	1	—	(5)	309
Interest income and other non-operating income, net	1,088	45	—	36	1,169	1,480	—	—	(1)	1,479
Equity income	598	—	87	—	685	1,188	—	97	—	1,285
Income (loss) before income taxes	$4,787	$(458)	$895	$(15)	5,209	$3,797	$(321)	$979	$6	4,461
Income tax expense					661					985
Income from continuing operations					4,548					3,476
Loss from discontinued operations, net of tax					—					70
Net income					4,548					3,406
Net loss attributable to noncontrolling interests					27					30
Net income attributable to stockholders					$4,575					$3,436

Net income attributable to common stockholders					$4,500					$3,407

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings (loss) per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Basic earnings per share
Income from continuing operations(a)	$2,418	$2,390	$4,575	$3,506
Less: cumulative dividends on subsidiary preferred stock	(37)	(15)	(75)	(29)
Income from continuing operations attributable to common stockholders	2,381	2,375	4,500	3,477
Loss from discontinued operations, net of tax	—	—	—	70
Net income attributable to common stockholders	$2,381	$2,375	$4,500	$3,407

Weighted-average common shares outstanding	1,420	1,410	1,419	1,409

Basic earnings per common share – continuing operations	$1.68	$1.68	$3.17	$2.47
Basic loss per common share – discontinued operations	$—	$—	$—	$0.05
Basic earnings per common share	$1.68	$1.68	$3.17	$2.42
Diluted earnings per share
Income from continuing operations attributable to common stockholders – diluted(a)	$2,381	$2,375	$4,500	$3,477
Loss from discontinued operations, net of tax – diluted	$—	$—	$—	$70
Net income attributable to common stockholders – diluted	$2,381	$2,375	$4,500	$3,407

Weighted-average common shares outstanding – diluted	1,438	1,431	1,437	1,430

Diluted earnings per common share – continuing operations	$1.66	$1.66	$3.13	$2.43
Diluted loss per common share – discontinued operations	$—	$—	$—	$0.05
Diluted earnings per common share	$1.66	$1.66	$3.13	$2.38
Potentially dilutive securities(b)	7	4	7	4
__________

(a)	Net of Net loss attributable to noncontrolling interests.

(b)
Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries

Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	June 30, 2019					December 31, 2018
	Automotive	GM Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	GM Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$11,390	$2,088	$3,594	$—	$17,072	$13,670	$2,291	$4,883	$—	$20,844
Marketable securities(b)	6,147	982	—	(80)	7,049	5,966	92	—	(92)	5,966
Accounts and notes receivable, net(c)	10,068	11	1,077	(794)	10,362	5,916	1	1,430	(798)	6,549
GM Financial receivables, net(d)	—	—	28,473	(548)	27,925	—	—	27,367	(517)	26,850
Inventories	11,447	—	—	—	11,447	9,816	—	—	—	9,816
Other current assets(e)	3,036	15	4,406	(7)	7,451	1,619	27	3,640	(18)	5,268
Total current assets	42,089	3,096	37,549	(1,430)	81,306	36,987	2,411	37,320	(1,425)	75,293
Non-current Assets
GM Financial receivables, net(d)	—	—	26,315	(51)	26,264	—	—	25,145	(62)	25,083
Equity in net assets of nonconsolidated affiliates	6,894	—	1,446	—	8,340	7,860	—	1,355	—	9,215
Property, net	37,826	123	239	—	38,188	38,464	43	251	—	38,758
Goodwill and intangible assets, net	3,429	670	1,358	—	5,457	3,552	671	1,356	—	5,579
Equipment on operating leases, net	—	—	42,938	—	42,938	—	—	43,559	—	43,559
Deferred income taxes	23,857	199	(69)	—	23,987	23,935	70	77	—	24,082
Other assets	6,252	123	933	(52)	7,257	4,880	—	890	—	5,770
Total non-current assets	78,258	1,116	73,161	(103)	152,431	78,691	784	72,633	(62)	152,046
Total Assets	$120,347	$4,212	$110,711	$(1,533)	$233,737	$115,678	$3,195	$109,953	$(1,487)	$227,339
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(c)	$22,834	$41	$656	$(815)	$22,717	$22,359	$28	$707	$(797)	$22,297
Short-term debt and current portion of long-term debt
Automotive(d)	3,038	—	—	(548)	2,490	1,452	—	—	(517)	935
GM Financial	—	—	30,659	—	30,659	—	—	30,956	—	30,956
Accrued liabilities	24,430	87	3,918	(7)	28,428	24,042	41	3,985	(19)	28,049
Total current liabilities	50,301	129	35,233	(1,369)	84,294	47,853	69	35,648	(1,333)	82,237
Non-current Liabilities
Long-term debt
Automotive(d)	13,009	—	—	(51)	12,957	13,090	—	—	(62)	13,028
GM Financial	—	—	60,455	—	60,455	—	—	60,032	—	60,032
Postretirement benefits other than pensions	5,357	—	—	—	5,357	5,370	—	—	—	5,370
Pensions	10,788	—	3	—	10,791	11,535	—	3	—	11,538
Other liabilities	10,471	204	2,171	(52)	12,794	10,167	35	2,155	—	12,357
Total non-current liabilities	39,624	204	62,630	(103)	102,354	40,162	35	62,190	(62)	102,325
Total Liabilities	89,925	333	97,862	(1,473)	186,648	88,015	104	97,838	(1,395)	184,562
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(b)(f)	25,791	36	1,373	(1,435)	25,765	25,606	4	1,373	(1,420)	25,563
Retained earnings(b)	11,455	1,900	12,484	(32)	25,807	9,103	1,480	11,783	(44)	22,322
Accumulated other comprehensive loss	(7,762)	—	(1,009)	—	(8,770)	(7,998)	—	(1,041)	—	(9,039)
Total stockholders’ equity	29,497	1,936	12,848	(1,467)	42,816	26,725	1,484	12,115	(1,464)	38,860
Noncontrolling interests(f)	925	1,942	—	1,406	4,273	938	1,607	—	1,372	3,917
Total Equity	30,422	3,878	12,848	(60)	47,089	27,663	3,091	12,115	(92)	42,777
Total Liabilities and Equity	$120,347	$4,212	$110,711	$(1,533)	$233,737	$115,678	$3,195	$109,953	$(1,487)	$227,339
_________

(a)	Amounts may not sum due to rounding.

(b)	Elimination primarily includes GM Cruise investment in GM common stock at June 30, 2019 and December 31, 2018.

(c)
Eliminations primarily include Automotive accounts receivable of $69 million offset by GM Financial accounts payable and GM Financial accounts receivable of $710 million offset by Automotive accounts payable at June 30, 2019 and Automotive accounts receivable of $63 million offset by GM Financial accounts payable and GM Financial accounts receivable of $729 million offset by Automotive accounts payable at December 31, 2018.

(d)	Eliminations include GM Financial loan receivable of $599 million and $579 million offset by an Automotive loan payable at June 30, 2019 and December 31, 2018.

(e)	Includes the reclassification of the current portion of Equipment on operating leases, net. The prior period has been recast to reflect the changes.

(f)
Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A and B. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries

Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
	Automotive	GM Cruise	GM Financial	Reclassification/Eliminations	Combined	Automotive	GM Cruise	GM Financial	Reclassification/Eliminations	Combined
Cash flows from operating activities
Income (loss) from continuing operations	$4,209	$(329)	$683	$(15)	$4,548	$2,973	$(296)	$793	$6	$3,476
Depreciation and impairment of Equipment on operating leases, net	38	—	3,710	—	3,748	102	—	3,621	—	3,723
Depreciation, amortization and impairment charges on Property, net	3,729	9	37	—	3,775	2,949	3	35	—	2,987
Foreign currency remeasurement and transaction (gains) losses	(174)	—	(4)	—	(178)	91	—	15	—	106
Undistributed earnings of nonconsolidated affiliates, net	343	—	(87)	—	256	807	—	(97)	—	710
Pension contributions and OPEB payments	(570)	—	—	—	(570)	(932)	—	—	—	(932)
Pension and OPEB income, net	(306)	—	—	—	(306)	(627)	—	—	—	(627)
Provision (benefit) for deferred taxes	30	(129)	178	—	79	470	(26)	142	—	586
Change in other operating assets and liabilities(b)(c)	(5,693)	83	(224)	(522)	(6,357)	(2,910)	44	(944)	(666)	(4,476)
Net cash provided by (used in) operating activities	1,606	(367)	4,293	(538)	4,995	2,923	(275)	3,565	(660)	5,553
Cash flows from investing activities
Expenditures for property	(3,428)	(23)	(25)	—	(3,476)	(4,305)	(12)	(34)	—	(4,351)
Available-for-sale marketable securities, acquisitions	(1,314)	(899)	—	—	(2,213)	(1,571)	—	—	—	(1,571)
Available-for-sale marketable securities, liquidations	1,244	26	—	(26)	1,244	2,886	—	—	—	2,886
Purchases of finance receivables, net(b)(c)	—	—	(14,670)	914	(13,757)	—	—	(11,635)	857	(10,778)
Principal collections and recoveries on finance receivables(c)	—	—	12,096	(388)	11,708	—	—	7,593	(173)	7,420
Purchases of leased vehicles, net	—	—	(8,189)	—	(8,189)	—	—	(9,122)	—	(9,122)
Proceeds from termination of leased vehicles	—	—	6,444	—	6,444	—	—	5,303	—	5,303
Other investing activities(d)	(587)	—	(5)	690	99	(1,367)	—	—	1,374	7
Net cash used in investing activities – continuing operations	(4,083)	(897)	(4,349)	1,190	(8,140)	(4,357)	(12)	(7,895)	2,058	(10,206)
Net cash provided by investing activities – discontinued operations	—	—	—	—	—	166	—	—	—	166
Net cash used in investing activities	(4,083)	(897)	(4,349)	1,190	(8,140)	(4,191)	(12)	(7,895)	2,058	(10,040)
Cash flows from financing activities
Net increase (decrease) in short-term debt	693	—	243	—	936	(51)	—	695	—	644
Proceeds from issuance of debt (original maturities greater than three months)(d)	986	—	19,525	—	20,511	2,321	274	20,836	(274)	23,157
Payments on debt (original maturities greater than three months)	(222)	—	(20,402)	—	(20,625)	(1,898)	—	(16,918)	(24)	(18,840)
Proceeds from issuance of preferred stock(d)	—	1,101	—	(687)	414	361	2,000	—	(1,100)	1,261
Dividends paid	(1,109)	(31)	(46)	2	(1,184)	(1,074)	—	(30)	—	(1,104)
Other financing activities(e)	(215)	(4)	(78)	33	(264)	(362)	(9)	(92)	—	(463)
Net cash provided by (used in) financing activities	132	1,066	(758)	(652)	(212)	(703)	2,265	4,491	(1,398)	4,655
Effect of exchange rate changes on cash, cash equivalents and restricted cash	20	—	22	—	42	(185)	—	(60)	—	(245)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,325)	(197)	(792)	—	(3,315)	(2,156)	1,978	101	—	(77)
Cash, cash equivalents and restricted cash at beginning of period	13,762	2,291	7,443	—	23,496	11,258	23	6,567	—	17,848
Cash, cash equivalents and restricted cash at end of period	$11,437	$2,093	$6,651	$—	$20,181	$9,102	$2,001	$6,668	$—	$17,771
Cash, cash equivalents and restricted cash – continuing operations at end of period	$11,437	$2,093	$6,651	$—	$20,181	$9,102	$2,001	$6,668	$—	$17,771
_________

(a)	Amounts may not sum due to rounding.

(b)
Includes reclassifications of $432 million and $541 million in the six months ended June 30, 2019 and 2018 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(c)
Eliminations include $482 million and $216 million in Purchases of finance receivables, net in the six months ended June 30, 2019 and 2018 and $388 million and $173 million in Principal collections and recoveries on finance receivables in the six months ended June 30, 2019 and 2018 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.

(d)
Eliminations include $690 million and $1.4 billion in the six months ended June 30, 2019 and 2018 for Automotive cash injections in GM Cruise, inclusive of investments of $687 million and $1.1 billion in GM Cruise Preferred Shares in the six months ended June 30, 2019 and 2018.

(e)	Includes the reclassification of Payments to purchase common stock. The prior period has been recast to reflect the changes.